SEARCHLIGHT MINERALS CORP. RECEIVES CONDITIONAL APPROVAL OF PLAN OF OPERATIONS

HENDERSON, Nevada (December 15, 2009) -- Searchlight Minerals Corp. (OTCBB: SRCH) (“Searchlight” or the “Company”), an exploration stage minerals company focused on precious metals projects in the southwestern United States, today announced that the Company has received conditional approval of its 18 drill-hole Plan of Operations for the Searchlight Gold Project.

Plan of Operations

On December 3, 2009, the Company received notice from the Bureau of Land Management (the “BLM”) that the Company’s Plan of Operations, which includes an eighteen 100-ft drill hole program on it’s Searchlight Gold Project, was approved subject to the following conditions: (i) the Conditions for Approval being accepted by the Company; (ii) confirmation that the tortoise mitigation fee has been paid to Clark County, NV; and (iii) confirmation that the reclamation bond, in the amount of $7,802, has been accepted by the BLM.

The Company has met conditions (i) and (ii) above and has sent the funds for the $7,802 bond to the BLM.  The BLM has informed the Company that acceptance of the bond generally takes approximately 30 days.  Following the acceptance of the bond, it is expected that the Company can proceed with operations as defined by the Plan of Operations.

“We are very pleased to have received approval from the BLM, upon the conditions being met, for the Plan of Operations on our Searchlight Gold Project” said Ian McNeil, CEO and President of Searchlight Minerals Corp.  “Now that the permitting phase is nearly complete with respect to this 18-hole drill program, we can plan our drilling and metallurgical program for the coming 12 months.  While the Company’s primary focus and resources continue to be on the Clarkdale Slag Project operations, we are excited to begin drilling on our Searchlight Gold Project in 2010.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on precious metals projects in the southwestern United States.  The Company is currently involved in two projects:  (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada.  The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing.  The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.”  Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission.  When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.  Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com